Exhibit 2.1

DATED	2018

(1)	PARRY INVESTMENTS S.A.

(2)	THE WARRANTORS (AS DEFINED HEREIN)

(3)	OWENS CORNING FINLAND OY

(4)	PAROC GROUP OYJ

(5)	PARRY 1 HOLDING AB

(6)	PROJECT PARRY JERSEY LIMITED

(7)	PAROC OY AB

AMENDMENT AGREEMENT

related to

the share sale and purchase agreement dated 27 October 2017 for the sale and purchase of the entire issued share capital of Parry 1 Holding AB

DATED                    2018

PARTIES

(1)
PARRY INVESTMENTS S.A., a limited liability company, incorporated under the laws of Luxembourg and having its registered office at 20 Avenue Monterey, L/2163 Luxembourg and registered under number B194.003 (the "Seller");

(2)	The persons whose names are set out in Schedule A of the SPA (the "Warrantors"); and

(3)
OWENS CORNING FINLAND OY, a limited liability company incorporated and existing under the laws of Finland and having its registered office at c/o Asianajotoimisto Borenius Oy, Etelaesplanadi 2, 00130 Helsinki, Finland and registered under number 2745767-6 (the "Buyer"),

(the “SPA Parties”); and
for the purposes of clauses 1, 4, 6.1 and 6.4 of this Agreement only:

(4)
PAROC GROUP OYJ, a public limited company incorporated and existing under the laws of Finland and having its registered office at PL 240 00181 Helsinki, Finland and registered under number 2302501-6 ("Paroc Group");

(5)
PARRY 1 HOLDING AB, a limited liability company incorporated under the laws of Sweden and having its registered office at 541 86, Skövde, Sweden and registered under number 556985-1305 (the "Company");

(6)	PROJECT PARRY JERSEY LIMITED, a company incorporated under the laws of Jersey and registered under number 117679 ("Parry Jersey"); and

(7)
PAROC OY AB, a private limited liability company incorporated and existing under the laws of Finland and having its registered office at PL 240 00180 Helsinki, Finland and registered under number 2580556-9 ("Paroc Oy AB").

Introduction

(A)	On 27 October 2017, the SPA Parties entered into a share sale and purchase agreement (the "SPA") for the sale and purchase of the entire issued share capital of the Company.

(B)
In accordance with Section 14.8 of the SPA, the SPA Parties wish to amend the SPA and the SPA Parties and the Parties wish to record their agreement on certain matters in relation to the SPA on the terms of this Agreement.

AGREEMENT

1.	Interpretation

1.1
Except where specified otherwise or where the context otherwise requires, terms defined in the SPA bear the same meaning in this Agreement and the provisions of Section 1 of the SPA shall apply on an equivalent basis to this Agreement.

1.2	As used in this Agreement the following capitalised terms have the following meaning:
"Agent" means ING Bank N.V., London Branch;

"Existing Revolving Debt" means the revolving credit facilities which form part of the Existing Debt Facilities (as such term is defined in the SPA following the amendment at clause 2 (B) below);
"Existing Term Debt" means the Existing Debt Facilities (as such term is defined in the SPA following the amendment at clause 2 (B) below), other than the Existing Revolving Debt; and
"Prepayment Time" has the meaning given to it in the Pay-Off Letter dated 29 January 2018 from the Agent to Paroc Group.

2.	Amendment of SPA
With effect from the date of this Agreement, the SPA Parties agree the following amendments to the SPA:

(A)	The wording of the definition of 'Closing Date' at Section 1.19 of the SPA shall be deleted in its entirety and replaced with the following wording:
"Closing Date has the meaning set out in Section 7."

(B)	The wording of the definition of 'Existing Debt Facilities' at Section 1.42 of the SPA shall be deleted in its entirety and replaced with the following wording:
"Existing Debt Facilities means the facilities under the senior facilities agreement dated 28 March 2017 (as amended and/or restated from time to time) between, among others, Paroc and ING Bank N.V., London Branch as Agent and Security Agent (the "Senior Facilities Agreement") (and any replacement and/or refinancing thereof)."

(C)	A new defined term of "Factoring Agreements" shall be added as a new Section 1.44A of the SPA which shall be defined as follows:
"Factoring Agreements means together and individually (i) the factoring agreement dated June 30, 2015, as amended on November 3, 2015, between Paroc Oy Ab and Danske Finance Oy as the sponsor; and (ii) the factoring agreement entered into between Paroc AB as seller and Danske Finans/Danske Bank A/S, Denmark, Sweden branch with a limit of SEK 56,000,000."

(D)	The wording of the definition of 'Release Documents' at Section 1.90 of the SPA shall be deleted in its entirety and replaced with the following wording:
"Release Documents means: (a) the Deeds of Release; (b) a customary pay-off letter in respect of all amounts outstanding under the Senior Facilities Agreement; and (c) a prepayment notice in respect of the prepayment of all amounts outstanding under the Senior Facilities Agreement which either (i) elects that clause 12.7(b) (Right to refuse payment) of the Senior Facilities Agreement shall not apply; or (ii) is otherwise in a form acceptable to Buyer (acting reasonably) (the “Prepayment Notice”)."

(E)	The following sub-paragraph shall be added as a new Section 5.1(b)(vii) of the SPA:
"or; (vii) any termination of, and payment of the close-out costs by a Group Company in respect of, the Existing Hedging."

(F)	The wording of Section 5.3(b)(i) of the SPA shall be deleted in its entirety and replaced with the following wording:
"no later than seven (7) Business Days prior to the Closing Date, a schedule or customary pay-off letter(s) setting out the amount (including any accrued interest, break costs,

prepayment or similar fees, and any other charges or costs) required to discharge all amounts owed by the Company and any other Group Company under their Existing Debt Facilities at the Closing Date (prepared on the basis that all such facilities and related arrangements are terminated as of the Closing Date) and to release all security in relation to such Existing Debt Facilities; and"

(G)	The wording of Section 5.3(f)(iv) of the SPA shall be deleted in its entirety and replaced with the following wording:
"obtain confirmation from Danske Bank Plc, Danske Finance Oy, Danske Finans/Danske Bank A/S Denmark, Sweden branch, and/or Danske Bank A/S, Finland branch (as relevant) that, to the extent any "change of control" or similar provisions would apply as a result of Buyer's ownership of the Group Companies following Closing, they will not terminate the following agreements as a result of such change in ownership (and Seller will provide copies of any such confirmation received to Buyer): (i) the multi-currency cash pool agreement, dated 25 February 2016; (ii) the zero balancing cash pool agreement, dated 25 February 2016; and (iii) the Factoring Agreements."

(H)	The wording of Section 7.1(d) of the SPA shall be deleted in its entirety and replaced with the following wording:
"pay or procure the payment (on behalf of the Group Companies) of the necessary cash funds required for the repayment and discharge in full of any outstanding amounts (including any accrued interest, break, prepayment or similar fees, charges, foreign currency charges, conversion expenses or costs) under the Existing Debt Facilities, to the relevant lenders' or their agent's bank account(s) as notified by the Company for the purposes of the final repayment and discharge of the Existing Debt Facilities and the release of the Existing Debt Security (the Release Amount);"

(I)	The wording of Section 14.1(iii) of the SPA shall be deleted in its entirety and replaced with the following wording:
"(iii) if an electronic mail address or a facsimile number is provided below, on the day it is sent to the recipient by electronic mail or facsimile (if sent between the hours of 9.00 a.m. and 8.00 p.m. (UK time) on a Business Day) or on the next Business Day after being sent to the recipient by electronic mail or facsimile (if sent outside those hours on a Business Day or on any day that is not a Business Day), in each case provided that no notification is received by the sender that such e-mail was not delivered successfully or is undeliverable."

3.	Other agreements in respect of certain seller's obligations
3.1    The SPA Parties acknowledge and agree that in relation to Section 7.2(f)(ii) of the SPA:

(A)	Seller confirms that:

a.	none of Paroc Polska Sp. z o.o., AS Paroc, SIA Paroc and UAB Paroc has issued share certificates; and

b.
the share certificate issued by Paroc Group represents only issued share numbers 1 - 2,500 in Paroc Group and therefore does not represent all of the issued shares in Paroc Group (the interests being held in the Group Companies referred to in sub-clause 3.1 (A)a above and the uncertificated interests representing share numbers 2,501 - 47,500,000 in Paroc Group together being the "Uncertificated Interests"); and

(B)	Buyer confirms that, provided that the Seller's statements in sub-clause 3.1 (A) above are true and accurate, it does not require an original or certified copy of any share certificate in respect of the Uncertificated Interests to be delivered to it, to be kept at the Properties (or any of them) or to be in the possession of a Group Company, in each case at Closing.

4.	AGREEMENT IN RELATION TO BUYER OBLIGATIONS

4.1
The Parties acknowledge and agree the following, and the SPA Parties acknowledge and agree that, subject to clause 4.2, receipt of all relevant amounts pursuant to the transfers contemplated by this clause 4.1 shall be deemed to satisfy Buyer’s obligations under Sections 3(b), 7.1(c), 7.1(d) and 7.1(e) of the SPA:

(A)	Before, and in anticipation of, Closing, Buyer will make the following transfers of funds:

a.
a transfer of the sum of €424,348,881.59 (the "Aggregate Purchase Price Amount") to Seller, representing the Purchase Price calculated on the assumption that Closing occurs on 5th February 2018, such Aggregate Purchase Price Amount to be paid to the bank account of Seller set out in the Appendix to this Agreement (the "Seller Account");

b.
a transfer of the sum of €439,327,020.84 (the "Aggregate Term Debt Amount") to Paroc Group, representing (i) the portion of the Release Amount relating to the Existing Term Debt calculated on the assumption such pay-off funds are received by the Agent at or before the Prepayment Time on 5th February 2018 plus (ii) an amount of €57,229.17, being the portion of the additional interest that would be payable under the Senior Facilities Agreement in relation to the Existing Term Debt if such pay-off funds are received by the Agent after the Prepayment Time on 5th February 2018 but at or before the Prepayment Time on 6th February 2018, such Aggregate Term Debt Amount to be paid to the bank account of Paroc Group set out in the Appendix to this Agreement (the "Paroc Group Account");

c.
a transfer of the sum of €5,116,969.22 (the "Aggregate Revolving Debt Amount") to Paroc Oy AB, representing (i) the portion of the Release Amount relating to the Existing Revolving Debt calculated on the assumption such pay-off funds are received by the Agent at or before the Prepayment Time on 5th February 2018 plus (ii) an amount of €3,331.89, being the portion of the additional interest that would be payable under the Senior Facilities Agreement in relation to the Existing Revolving Debt if such pay-off funds are received by the Agent after the Prepayment Time on 5th February 2018 but at or before the Prepayment Time on 6th February 2018, such Aggregate Revolving Debt Amount to be paid to the bank account of Paroc Oy AB set out in the Appendix to this Agreement (the "Paroc Oy AB Account"); and

d.
a transfer of the sum of €51,249,221.52 (the "Aggregate Intercompany Debt Amount") to the Company, representing the Project Parry Existing Intercompany Loan Amount (as defined in the SPA) calculated on the assumption that Closing occurs on 5th February 2018, such Aggregate Intercompany Debt Amount to be paid to the bank account of the Company set out in the Appendix to this Agreement (the "Company Account").

(B)
Paroc Group hereby covenants and undertakes to Buyer that, immediately upon receipt of the SWIFT confirmation relating to the transfer of the Aggregate Term Debt Amount from Buyer, it shall give irrevocable instructions to the relevant bank (and shall take such other actions (if any) as Buyer may reasonably request) to transfer the Aggregate Term Debt Amount to the bank account of the Agent set out in the Appendix to this Agreement (the "Agent Account"), and that until such time as such transfer has been made, it shall (i) hold the Aggregate Term Debt Amount to the order of Buyer and (ii) not use, dispose of or apply the Aggregate Term Debt Amount for any purpose other than to comply with its obligations under this sub-clause (B) or clause 4.4.

(C)
Paroc Oy AB hereby covenants and undertakes to Buyer that, immediately upon receipt of the SWIFT confirmation relating to the transfer of the Aggregate Revolving Debt Amount from Buyer, it shall give irrevocable instructions to the relevant bank (and shall take such other actions (if any) as Buyer may reasonably request) to transfer the Aggregate Revolving Debt Amount to the Agent Account, and that until such time as such transfer has been made, it shall (i) hold the Aggregate Revolving Debt Amount to the order of Buyer and (ii) not use, dispose of or apply the Aggregate Revolving Debt Amount for any purpose other than to comply with its obligations under this sub-clause (C) or clause 4.4.

(D)
The Company hereby covenants and undertakes to Buyer that, immediately upon receipt of the SWIFT confirmation relating to the transfer of the Aggregate Intercompany Debt Amount from Buyer, it shall give irrevocable instructions to the relevant bank (and shall take such other actions (if any) as Buyer may reasonably request) to transfer the Aggregate Intercompany Debt Amount to the bank account of Parry Jersey referred to in the Appendix to this Agreement (the "Parry Jersey Account"), and that until such time as such transfer has been made, it shall (i) hold the Aggregate Intercompany Debt Amount to the order of Buyer and (ii) not use, dispose of or apply the Aggregate Intercompany Debt Amount for any purpose other than to comply with its obligations under this sub-clause (D) or clause 4.4.

4.2	Unless otherwise agreed in writing by Seller, if Closing (as defined in the SPA) does not occur on 5th February 2018 then before, and in anticipation of, Closing on 6th February 2018:

(A)	Buyer will make the following transfers of funds:

a.
a transfer of the sum of €12,651.81 (the "Additional Purchase Price Amount") to Seller, representing the agreed net amount payable in addition to the Aggregate Purchase Price Amount if the Purchase Price is calculated on the assumption that Closing occurs on 6th February 2018, such Additional Purchase Price Amount to be paid to the Seller Account; and

b.
a transfer of the sum of €13,903.75 (the "Additional Intercompany Debt Amount") to the Company, representing the amount payable in addition to the Aggregate Intercompany Loan Amount if the Project Parry Existing Intercompany Loan Amount is calculated on the assumption that Closing occurs on 6th February 2018, such Additional Intercompany Debt Amount to be paid to the Company Account; and

(B)
the Company hereby covenants and undertakes to Buyer that, immediately upon receipt of the SWIFT confirmation relating to the transfer of the Additional Intercompany Debt Amount from Buyer, it shall give irrevocable instructions to the relevant bank (and shall take such other actions (if any) as Buyer may reasonably request) to transfer the Additional Intercompany Debt Amount to the Parry Jersey Account and that, until such time as such transfer has been made, it shall (i) hold the Additional Intercompany Debt Amount to the order of Buyer and (ii) not use, dispose of or apply the Additional Intercompany Debt Amount for any purpose other than to comply with its obligations under this sub-clause (B) or clause 4.4, and, if this clause 4.2 is applicable, Buyer’s obligations under Sections 3(b), 7.1(c), 7.1(d) and 7.1(e) of the SPA shall be deemed to be satisfied only on receipt of all relevant amounts pursuant to the transfers contemplated by clause 4.1 and this clause 4.2.
4.3    Until such time as Closing has occurred in accordance with the SPA:

(A)
Seller covenants and undertakes to Buyer that, following receipt of the funds transferred to it pursuant to clause 4.1 (A)a and/or clause 4.2 (A)a above, it will (i) hold the Aggregate Purchase Price Amount and, if applicable, the Additional Purchase Price Amount to the order of Buyer and (ii) not use, dispose of or apply the Aggregate Purchase Price Amount or, if applicable, the Additional Purchase Price Amount for any purpose other than to comply with its obligations under clause 4.4; and

(B)
Parry Jersey covenants and undertakes to Buyer that, following receipt of the funds transferred to it pursuant to clause 4.1 (D) and/or clause 4.2 (B), it will (i) hold the Aggregate Intercompany Debt Amount and, if applicable, the Additional Intercompany Debt Amount to the order of Buyer and (ii) not use, dispose of or apply the Aggregate Intercompany Debt Amount or, if applicable, the Additional Intercompany Debt Amount for any purpose other than to comply with its obligations under clause 4.4.

4.4
If Closing does not occur by 1.00 p.m. (UK time) on 6th February 2018 then, unless otherwise agreed in writing by Buyer, as soon as reasonably practicable thereafter and in any event by no later than 5.00 p.m. (UK time) on 6th February 2018:

(A)
to the extent that Seller received the Aggregate Purchase Price Amount or Additional Purchase Price Amount, Seller undertakes to give irrevocable instructions to the relevant bank to repay to Buyer an amount equal to the Aggregate Purchase Price Amount and (if transferred to it pursuant to clause 4.2) the Additional Purchase Price Amount (in each case, net of interest costs or charges and other fees paid or payable by Seller), such payment to be made to the Buyer Account;

(B)
to the extent that Paroc Group holds the Aggregate Term Debt Amount, Paroc Group undertakes to give irrevocable instructions to the relevant bank to repay to Buyer an amount equal to the Aggregate Term Debt Amount (net of interest costs or charges and other fees paid or payable by Paroc Group), such payment to be made to the Buyer Account;

(C)
to the extent that Paroc Oy AB holds the Aggregate Revolving Debt Amount, Paroc Oy AB undertakes to give irrevocable instructions to the relevant bank to repay to Buyer an amount equal to the Aggregate Revolving Debt Amount (net of interest costs or charges and other fees paid or payable by Paroc Oy AB), such payment to be made to the Buyer Account;

(D)
to the extent that the Company holds the Aggregate Intercompany Debt Amount or the Additional Intercompany Debt Amount, the Company undertakes to give irrevocable instructions to the relevant bank to repay to Buyer an amount equal to the Aggregate Intercompany Debt Amount and (if transferred to it pursuant to clause 4.2) the Additional Intercompany Debt Amount (in each case, net of interest costs or charges and other fees paid or payable by the Company), such payment to be made to the Buyer Account; and

(E)
to the extent that Parry Jersey holds the Aggregate Intercompany Debt Amount or the Additional Intercompany Debt Amount, Parry Jersey undertakes to give irrevocable instructions to the relevant bank to repay to Buyer an amount equal to the Aggregate Intercompany Debt Amount and (if transferred to it pursuant to clause 4.2) the Additional Intercompany Debt Amount (in each case, net of interest costs or charges and other fees payable by Parry Jersey), such payment to be made to the Buyer Account.

5.	SPA remains in full force and effect
The SPA Parties consent to the amendment of the SPA pursuant to the terms of this Agreement and agree that the SPA shall at all times continue in full force and effect as amended by the terms of this Agreement.

6.	MISCELLANEOUS
6.1    Incorporation of terms
Sections 14.9 (Severability), 14.13 (Governing Law), and 14.14 (Arbitration) of the SPA and, in respect of the SPA Parties only, 12.1 (Confidentiality), 14.1 (Notices), 14.6 (Rights of Third Parties), 14.7 (Interpretation), 14.8 (Amendments and Waivers) and 14.11 (Assignment) of the SPA shall be deemed to be incorporated into this Agreement (with such conforming changes as the context requires) as if set out in full in this Agreement.
6.2    Warranties

6.2.1
Seller warrants to Buyer that the statements set out in Sections 8.3(a) and 8.3(e) of the SPA are true, correct and not misleading (in the case of Section 8.3(e), in respect of this Agreement only) as at the date of this Agreement.

6.2.2
Buyer warrants to Seller that the statements set out in Sections 9.1 and 9.2 of the SPA are true, correct and not misleading (in the case of Section 9.2, in respect of this Agreement only) as at the date of this Agreement.

6.3    Entire agreement
The SPA Parties acknowledge and agree for the purposes of Section 14.5 (Entire agreement) of the SPA that this Agreement shall constitute a Transaction Document.
6.4    Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.
This Agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it. The Parties have shown their acceptance of the terms of this Agreement by executing it as a deed below.

EXECUTED as a DEED    )
for and on behalf of    )
PARRY INVESTMENTS S.A.    )
/s/ Stella Le Cras

Name of authorised signatory:    Stella Le Cras

EXECUTED as a DEED    )
for and on behalf of    )
OWENS CORNING FINLAND OY    )
/s/ Prithvi Gandhi

Name of authorised signatory:    Prithvi Gandhi

EXECUTED as a DEED    )
for and on behalf of    )
KARI LEHTINEN    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
ANDERS DAHLBLOM    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
JOAKIM WESTERLUND    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
JOHAN MAGNUSSON    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
JARI AIROLA    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
PATRIK AHLBÄCK    )
acting by VESA KARVONEN, his attorney    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED by    )
VESA KARVONEN    )    /s/Vesa Karvonen

in the presence of:

Witness signature: /s/ Anne Immonen

Witness name: Anne Immonen

Witness address: Energiakiaz
00181 Helsinki

EXECUTED as a DEED    )
for and on behalf of    )
PARRY 1 HOLDING AB    )
/s/ Gustaf Martin-Löf

Name of authorised signatory:    Gustaf Martin-Löf

/s/ Mattias Fajers

Name of authorised signatory:    Mattias Fajers

EXECUTED as a DEED    )
for and on behalf of    )
PAROC GROUP OYJ    )
/s/Anders Dahlblom

Name of authorised signatory:    Anders Dahlblom

EXECUTED as a DEED    )
for and on behalf of    )
PROJECT PARRY JERSEY LIMITED    )
/s/James Culshaw

Name of authorised signatory:    James Culshaw, Director

EXECUTED as a DEED    )
for and on behalf of    )
PAROC OY AB    )
/s/Vesa Karvonen

Name of authorised signatory:    Vesa Karvonen

APPENDIX

Account of Seller:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of Paroc Group:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of Paroc Oy AB

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of the Company:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of the Agent:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of Parry Jersey:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference

Account of Buyer:

Account name
Account number
Sort code
IBAN
SWIFT code
Bank name
Key contact name
Key contact telephone
Key contact e-mail
Payment reference